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                                                                       EXHIBIT 1

                           STATER BROS. HOLDINGS INC.

                                  $450,000,000

                         10 3/4% Senior Notes due 2006

                               PURCHASE AGREEMENT
                               ------------------


Banc of America Securities LLC
231 S. LaSalle Street
Chicago, Illinois  60697

Dear Sirs:

  Stater Bros. Holdings Inc., a Delaware corporation (the "Company"), proposes
                                                           -------
to issue and sell to Banc of America Securities LLC (the "Initial Purchaser") an
                                                          -----------------
aggregate of $450,000,000 principal amount of its 10 3/4% Senior Notes due 2006 (the "Notes"). Pursuant to terms of an indenture (the "Indenture") to be
      -----                                             ----------
entered into between the Company and IBJ Whitehall Bank & Trust Company as trustee (the "Trustee"), relating to the Notes, the Company shall issue on the
              -------
Closing Date (as defined below) the Global Note and Definitive Notes (each as defined below) representing the Notes to be purchased hereunder.

  The Notes are being issued and sold in connection with the consummation of the following series of transactions (collectively, the "Related Transactions" and,
                                                     --------------------
together with transactions contemplated by the Operative Documents (as defined below), the "Transactions"): (i) (A) the acquisition by Stater Bros. Markets
             ------------
(the "Acquisition") of 43 supermarkets and one future store site (together with
      -----------
related inventories, the "Acquired Properties") pursuant to an Asset Purchase
                          -------------------
Agreement, dated as of May 7, 1999 (together with all other documents executed and delivered pursuant thereto, the "Asset Purchase Agreement"), among
                                     ------------------------
Albertson's, Inc., Stater Bros. Markets and the Company; (ii) the offer to purchase and consent solicitation by the Company with respect to its $165.0 million principal amount of 11% Senior Notes due 2001 and $100 million principal amount of 9% Senior Subordinated Notes due 2004 (collectively, the "Existing
                                                                    --------
Notes") pursuant to the Offer to Purchase and Consent Solicitation Statement
-----
(the "Offer to Purchase") of the Company dated July 1, 1999 (the "Tender Offer")
      -----------------                                           ------------
and, in connection therewith, the entering into of the supplemental indentures with respect to the indentures governing the Existing Notes (collectively, the

"Supplemental Indentures"); (iii) the entering into by Stater Bros. Markets of
------------------------
the new bank credit facility (the "New Credit Facility" and, together with the
                                   -------------------
Asset Purchase Agreement, the Supplemental Indentures and the Promissory Note
(as defined in Section 3(nn) below), the "Related Transaction Documents") with a
                                          -----------------------------
term of three years and consisting of a $50.0 million revolving credit facility and an additional $25.0 million facility for the issuance of commercial and standby letters of credit; (iv) the payment to La
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Cadena Investments of an amount equal to 1% of the aggregate principal amount of the Notes sold pursuant to the offering for advisory services rendered in connection therewith; and (v) the declaration and payment of the Dividend (as defined in Section 3(nn) below).

  The Notes will be dated the Closing Date, will bear interest from the Closing Date and will be otherwise in the form of Exhibit A to the Indenture. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Indenture.

  The Notes will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to
                 ---
as the "Rules and Regulations") of the Securities and Exchange Commission (the
        ---------------------
"Commission") thereunder.
-----------

  The Company has prepared a preliminary offering memorandum, dated July 16, 1999 (the "Preliminary Offering Memorandum"), and a final offering memorandum,
           -------------------------------
dated August 2, 1999 (the "Offering Memorandum"), setting forth information
                           -------------------
relating to the Company and the sale and issuance of the Notes. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto and all documents incorporated therein by reference.

  Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

         "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
     (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT,
     (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE

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     A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM
     OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (ii) TO THE ISSUER OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN
     EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE
     OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE
     HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY
     PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

     The Initial Purchaser has advised the Company that it may make offers (the

"Exempt Resales") of the Notes purchased by the Initial Purchaser hereunder
---------------
initially at the prices set forth on the cover page to the Offering Memorandum and otherwise on the terms set forth in the Offering Memorandum to (i) persons (each, a "Qualified Institutional Buyer") whom the Initial Purchaser reasonably
          -----------------------------
believes to be "qualified institutional buyers" as defined in Rule 144A under the Act and (ii) outside the United States in reliance on Regulation S

("Regulation S") under the Act (such persons specified in clauses (i) and (ii)
--------------                                            --------------------
being referred to herein as the "Eligible Purchasers").  The offering price for
                                 -------------------
Exempt Resales may be changed at any time without notice.

     Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the exchange and registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date, containing
      -----------------------------
substantially the same terms as described in the Preliminary Offering Memorandum and the Offering Memorandum under the heading "Description of the Notes Registration Rights; Liquidated Damages," for so long as such Notes constitute

"Transfer Restricted Securities" (as defined in the Registration Rights
-------------------------------
Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Commission under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration
                                             ---------------------------
Statement") relating to new securities (the "Exchange Notes"), which will have
---------                                    --------------
terms substantially identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with transfer restrictions) to be offered in exchange for the Transfer Restricted Securities (the "Exchange
                                                                 --------
Offer") and/or (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating
                                         ----------------------------
to the resale by certain holders of Transfer Restricted Securities. The Company will also agree to use its best efforts to cause such Registration Statements to be declared effective by certain dates and/or to remain effective for certain periods of time, as applicable.

     The Purchase Agreement (this "Agreement"), the Indenture and the
                                   ---------
Registration Rights Agreement are hereinafter referred to collectively as the "Operative Documents" and the
 -------------------

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Operative Documents and Related Transaction Documents are hereinafter referred to collectively as the "Transaction Documents".
                        ----------------------

     The Company hereby confirms its agreement with the Initial Purchaser as follows:

     1. Agreement to Sell and Purchase.  Upon the basis of the respective
        ------------------------------
representations, warranties and agreements of the parties herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company at the purchase price of 97.500% of the principal amount thereof, plus accrued interest, if any, an aggregate of $450 million principal amount of the Notes.

     2. Delivery and Payment. Delivery of the Notes shall be made to the Initial
        --------------------
Purchaser at the office of Banc of America Securities LLC, 231 South LaSalle Street, 18th Floor, Chicago, Illinois 60697, at 10:00 a.m., New York City time against payment of the purchase price by wire transfer of Federal or other funds immediately available in New York City. Delivery of and payment for the Notes shall occur at 10:00 a.m., New York City time, on the fourth business day following the date of this Agreement, or at such other place and at such time on such other date, as may be agreed upon by the Company and the Initial Purchaser (such date is hereinafter referred to as the "Closing Date").
                                              ------------

     One or more Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), or such other names as the
                                             ---
Initial Purchaser may request upon notice to the Company, in an amount corresponding to the aggregate principal amount of Notes sold pursuant to Exempt Resales to Qualified Institutional Buyers (the "Global Note") shall be delivered
                                                -----------
to DTC by the Company. The Global Note in definitive form shall be made available to the Initial Purchaser for inspection not later than 9:30 a.m. on the Business Day immediately preceding the Closing Date.

     Notes in definitive form, registered in such names and in such denominations as the Initial Purchaser may request upon notice to the Company, (respectively, the "Definitive Notes") shall be delivered to the Initial
                    ----------------
Purchaser pursuant to the first paragraph of this Section 2. The Company will
                                                  ---------
make such Notes available to the Initial Purchaser for inspection not later than 9:30 a.m. on the Business Day immediately preceding the Closing Date.


     3.  Representations and Warranties of the Company. The Company represents
         ---------------------------------------------
and warrants to the Initial Purchaser that:

         (a) A Preliminary Offering Memorandum and an Offering Memorandum with respect to the Notes have been prepared by the Company in connection with the Exempt Resales. Copies of such Preliminary Offering Memorandum and Offering Memorandum and the amendments thereto have been delivered by the Company to the Initial Purchaser for distribution to potential investors. No stop order or other similar order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the

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     transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

           (b) The Preliminary Offering Memorandum, as of the date thereof, and the Offering Memorandum, as of the date thereof, do not, and any amendment or supplement thereto will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation
                                                 --------
     or warranty is made as to information relating to the Initial Purchaser contained in the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchaser furnished to the Company by the Initial Purchaser specifically for inclusion therein. The Company acknowledges that the statements set forth in the first sentence of the third paragraph and in the second sentence of the fourth paragraph under the heading "Plan of Distribution" in the Offering Memorandum and Preliminary Offering Memorandum constitute the only information relating to the Initial Purchaser furnished to the Company by the Initial Purchaser specifically for inclusion in the Offering Memorandum or the Preliminary Offering Memorandum. The Company is not required to deliver the information specified in Rule 144A(d)(4) of the Act in connection with Exempt Resales.

           (c) The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the filing of the end of the fiscal year to which such Annual Report relates. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the "Incorporated Documents") complied and will comply in all material respects
      ----------------------
     with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
           ------------

           (d) The only subsidiaries (as defined in the Rules and Regulations) of the Company are Stater Bros. Markets and Stater Bros. Development, Inc. (collectively, the "Subsidiaries"). The Company and each of its
                         ------------
     Subsidiaries is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each of its Subsidiaries has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Preliminary Offering Memorandum and the Offering Memorandum. The Company and each of its subsidiaries has, and at the Closing Date will have, full power and authority to enter into and perform their respective obligations under the Transaction Documents. The Company and each of its Subsidiaries is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it (including the Acquired Properties) makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise), net worth or results of operations of the Company and its Subsidiaries, taken as a whole, or their ability to consummate any of the Related Transactions (a "Material Adverse Effect"). Other than the stock of
                              -----------------------
     the Subsidiaries and the limited liability company interests of Santee Dairies, LLC ("Santee"), the Company does not own, and at the Closing Date-
                    ------
     will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. The outstanding shares of capital stock and other securities of the Subsidiaries have been duly authorized, validly issued, fully paid and nonassessable and are not subject to any preemptive or similar right. All of the outstanding shares of capital stock of the Subsidiaries are beneficially owned by the Company, except for the ten outstanding shares of $11.00 Cumulative Preferred Stock of Stater Bros. Markets. Complete and correct copies of the certificate of incorporation and of the by-laws (or other comparable documents) of the Company, each of its Subsidiaries and Santee and all amendments thereto have been delivered to the Initial Purchaser, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

     (e) The outstanding shares of capital stock and other securities of the Company have been duly authorized, validly issued, fully paid and nonassessable and, as of the Closing Date, will not be subject to any preemptive or similar right. The outstanding shares of capital stock of the Company are beneficially owned by the parties listed in the Preliminary Offering Memorandum and the Offering Memorandum under the caption "Security Ownership of Certain Beneficial Owners and Management." Except as set forth in the Preliminary Offering Memorandum and the Offering Memorandum, there are not outstanding, and at the Closing Date there will not be outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock of the Company, any shares of capital stock of any Subsidiary or any such warrants, convertible securities or obligations.

     (f) The consolidated financial statements of the Company and its Subsidiaries and the Acquired Properties (including all notes and schedules thereto) included in the Preliminary Offering Memorandum and the Offering Memorandum present fairly on a consolidated basis the financial position, the results of operations and cash flows and the changes in stockholders' equity and the other information purported to be shown therein of each of the Company and its Subsidiaries, on a consolidated basis, and the Acquired Properties at the respective dates and for the respective periods to which they apply; such financial statements and related schedules and notes have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of the results for such periods have been made, except as disclosed therein and subject in the case of interim statements to normal year-end audit adjustments; and the other financial and statistical information and data set forth in the Preliminary Offering Memorandum and the Offering Memorandum (and any amendment or supplement thereto) are accurately presented in all material respects and prepared on a basis consistent with such financial statements and the books and records of each of the Company and its Subsidiaries and the Acquired Properties.

           (g) The pro forma financial statements and the related notes thereto included in the Preliminary Offering Memorandum and the Offering Memorandum (and in each case any amendment or supplement thereto) have been prepared on a basis consistent with the historical financial statements and related notes thereto of Albertson's, Inc. and American Stores Company and the Company and its Subsidiaries except as specifically referred to therein or in the notes thereto and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Preliminary Offering Memorandum and the Offering Memorandum; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act. The other pro forma financial and statistical information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

           (h)  (i) Ernst & Young LLP ("E&Y"), who has certified the
                                        ---
     consolidated financial statements of the Company and its Subsidiaries (including all notes and schedules thereto) included in the Preliminary Offering Memorandum and the Offering Memorandum, are independent accountants with respect to the Company and (ii) Deloitte & Touche LLP ("Deloitte" and, together with E&Y, the "Accountants") and E&Y, who have certified the consolidated financial statements with respect to the Acquired Properties (including all notes and schedules thereto) used to calculate the pro forma financial and statistical information and data included in the Preliminary Offering Memorandum and the Offering Memorandum, are independent accountants with respect to Albertson's, Inc and American Stores, respectively.

           (i) Subsequent to the respective dates as of which information is given in the Preliminary Offering Memorandum and the Offering Memorandum and prior to the Closing Date, except as set forth in or contemplated by the Preliminary Offering Memorandum and the Offering Memorandum, (1) there has not been and will not have been any material change in the capitalization of the Company, or any material adverse change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or their ability to consummate any of the Related Transactions (a "Material Adverse Change"), arising for any reason
                      -----------------------
     whatsoever, (2) neither the Company nor any of its Subsidiaries has incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any transactions material to the business of the Company and its Subsidiaries, taken as a whole, other than pursuant to the Transaction Documents and (3) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

           (j) Neither the Company nor any of its Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an

     "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

           (k) Except as set forth in the Preliminary Offering Memorandum and the Offering Memorandum, (1) there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its Subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might have a Material Adverse Effect and (2) to the knowledge of the Company, no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body that could materially adversely affect the issuance of the Notes or the consummation of any of the transactions contemplated by the Transaction Documents. The Company has not been served with notice of any injunction, restraining order or order of any nature by a federal or state court or other tribunal of competent jurisdiction that would prevent the issuance of the Notes or the Exchange Notes or the consummation of any of the Related Transactions.

           (l) The Company and each of its Subsidiaries has, and at the Closing Date will have, (1) all governmental licenses, permits, consents, orders, approvals and other authorizations, including but not limited to any necessary approvals or exemptions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("Licenses") necessary to consummate
                                            --------
     each of the Related Transactions and carry on its business as contemplated in the Preliminary Offering Memorandum and the Offering Memorandum, except for such Licenses the absence of which would not have a Material Adverse Effect, (2) complied in all material respects with all laws, regulations and orders applicable to it or its business and (3) performed all its obligations required to be performed by it, and is not, and at the Closing Date will not be, in default, under any contract or other instrument to which it is a party or by which its property is bound or affected, except where such default would not have a Material Adverse Effect. To the best knowledge of the Company and each of its Subsidiaries, no other party under any contract or other instrument to which it is a party is in default in any respect thereunder, except where such default would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, nor at the Closing Date will any of them be, in violation of any provision of its certificate of incorporation or by-laws.

           (m) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company or its Subsidiaries, as the case may be, of (i) the transactions on its part herein contemplated or (ii) the Related Transactions, except such as may be required under state securities or Blue Sky laws. Except as provided in the previous sentence, as of the Closing Date, the Company and its Subsidiaries will have obtained all consents or waivers from any person as are required to consummate (i) the transactions contemplated by the Operative Documents and (ii) the Related Transactions.

           (n) The Company and each of its Subsidiaries party thereto has full corporate power and authority to enter into each of the Transaction Documents. Each of the Transaction Documents have been duly authorized, executed and delivered by the Company and each of its Subsidiaries party thereto and constitute a valid and binding agreement of the Company and such Subsidiaries and are enforceable against the Company and such Subsidiaries in accordance with the terms thereof, except (A) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally; (B) that the remedies of specific performance and injunctive and other forms of relief are subject to general equitable principles, whether enforcement is sought at law or in equity, and that such enforcement may be subject to the discretion of the court before which any proceedings therefore may be brought; and (C) as rights to indemnity and contribution may be limited by state and federal laws relating to securities or by the policies underlying such laws. The performance of each of the Transaction Documents and the consummation of the transactions contemplated thereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries.

           (o) The Company and each of its Subsidiaries have and, with respect to the Acquired Properties, upon consummation of the Acquisition the Company and its Subsidiaries will have, good and marketable title to all properties and assets described in the Preliminary Offering Memorandum and the Offering Memorandum as owned by it or to be acquired by it or its Subsidiaries, in each case free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Preliminary Offering Memorandum and the Offering Memorandum, are Permitted Liens, or are not material to the business of the Company or its Subsidiaries. The Company and each of its Subsidiaries has, or, with respect to the Acquired Properties, upon consummation of the Acquisition will have, valid, subsisting and enforceable leases for the properties described in the Preliminary Offering Memorandum and the Offering Memorandum as leased by it or to be leased by it following the consummation of the Acquisition, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and such Subsidiaries.

           (p) There is no material document or contract concerning the Company which is not described in the Preliminary Offering Memorandum and the Offering Memorandum. All such contracts to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof.

           (q) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Initial Purchaser was or will be, when made, inaccurate, untrue or incorrect.

           (r) Neither the Company nor, to the best of the Company's knowledge, any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes. Except as permitted by the Act, the Company has not distributed the Preliminary Offering Memorandum or Offering Memorandum or any other offering material in connection with the Exempt Resales.

           (s) Except as disclosed in the Preliminary Offering Memorandum and Offering Memorandum, there are no holders of securities of the Company (and the issuance of the Notes hereunder will not create any such holders), who, by reason of the execution by the Company of any of the Transaction Documents or the filing of any Registration Statement pursuant thereto, have the right to request or demand that the Company register under the Act, securities held by them.

           (t) The Company and each of its Subsidiaries are in compliance with all local, state and federal laws, ordinances and regulations applicable to their properties (whether owned or leased) and their businesses, with the exception of violations of such laws, ordinances and regulations which would not have a Material Adverse Effect.

           (u) The issuance and sale of the Notes and the Exchange Notes have been duly authorized by the Company, and all legally required corporate proceedings by the Company in connection with the issuance and sale thereof have been taken; each of the Notes and the Exchange Notes when delivered to and paid for by the Initial Purchaser or upon consummation of the Exchange Offer, in accordance with the Operative Documents, as applicable (assuming the due authorization and authentication of the Notes and the Exchange Notes by the Trustee), will be a legal, valid and binding obligation of the Company entitled to the benefits provided by the Indenture, enforceable in accordance with their terms, except (A) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally; (B) that the remedies of specific performance and injunctive and other forms of relief are subject to general equitable principles, whether enforcement is sought at law or in equity, and that such enforcement may be subject to the discretion of the court before which any proceedings therefore may be brought; and (C) as rights to indemnity and contribution may be limited by state and federal laws relating to securities or by the policies underlying such laws.

           (v) The Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the "Trust
                                                                           -----
     Indenture Act"), and the rules and regulations of the Commission
     -------------
     thereunder. Upon effectiveness of the applicable registration statement to be filed pursuant to the Registration Rights Agreement, the Indenture will be duly qualified under the Trust Indenture Act.

           (w) On the Closing Date, (1) the Indenture will have been duly and validly authorized, executed and delivered by the Company and will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, (2) the Registration Rights Agreement will have been duly authorized by the Company and, when executed by the Company in accordance with the terms hereof, will be validly executed and delivered and will be the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, (3) the Indenture, the Registration Rights Agreement, the Asset Purchase Agreement, the New Credit Facility and the Notes will conform in all material respects to the descriptions thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum, except with respect to clauses (1), (2) and (3), (A) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally; (B) that the remedies of specific performance and injunctive and other forms of relief are subject to general equitable principles, whether enforcement is sought at law or in equity, and that such enforcement may be subject to the discretion of the court before which any proceedings therefore may be brought; and (C) as rights to indemnity and contribution may be limited by state and federal laws relating to securities or by the policies underlying such laws.

           (x) All tax returns required to be filed by the Company and its Subsidiaries, in all jurisdictions, have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided or those currently payable without penalty or interest. The Company does not know of any material proposed additional tax assessments against it or any of its Subsidiaries.

           (y) Except as disclosed in the Preliminary Offering Memorandum and Offering Memorandum, neither the Company nor any of its Subsidiaries has incurred, individually or in the aggregate, any material liabilities or obligations as a result of any casualty loss, whether insured or uninsured.

           (z) Except as disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the transactions contemplated by this Agreement.

           (aa) When the Notes are issued and delivered pursuant to this Agreement, such Notes will not be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act, or that are quoted in a United States automated interdealer quotation system. No securities of the same class as the Notes have been issued or sold by the Company within the six-month period immediately prior to the date hereof.

           (bb) Assuming (1) that the Initial Purchaser's representations and warranties in Section 4 are true and (2) that each of the Eligible
                   ---------
     Purchasers is a Qualified Institutional Buyer, the purchase and resale of the Notes pursuant hereto (including pursuant to the Exempt Resales) is exempt from the registration requirements of the Act. No form of general solicitation or general advertising was used by the Company or any of its representatives (other than the Initial Purchaser, as to whom the Company makes no representation) in connection with the offer and sale of the Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such general solicitation or general advertising.

           (cc) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Notes to be purchased by the Eligible Purchasers will not result in the occurrence of any non-exempt prohibited transaction within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") with respect to employee
                                            ----
     benefit plans maintained or contributed to by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has ever maintained or contributed to any employee pension benefit plan, including any multiemployer plan, or to any employee welfare benefit plan that provides health or welfare benefits to any retired or former employee of the Company or any Subsidiary, except as set forth in the Preliminary Offering Memorandum or the Offering Memorandum or to the extent required under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. Each of the Company and its Subsidiaries is in compliance in all material respects with any applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and
                                                                   -----
     the Code and regulations and published interpretations thereunder with respect to all employee welfare benefit plans maintained or contributed to by the Company or any of its Subsidiaries. As used in this paragraph, the terms "employee benefit plan," "employee pension benefit plan", "employee welfare benefit plan" and "multiemployer plan" shall have the meanings assigned to such terms in ERISA.

           (dd) Neither the Company nor any agent thereof acting on its behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes or the Exchange Notes or the application of proceeds thereof to violate

     Section 7 of the Exchange Act or any regulation issued pursuant thereto, including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect now or as the same may hereafter be in effect on the Closing Date.

           (ee) The Company causes to be maintained insurance covering the properties, operations, personnel and businesses of the Company and its Subsidiaries in such amounts and against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its Subsidiaries and their businesses. Neither the Company nor any Subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

           (ff) Except as disclosed in the Preliminary Offering Memorandum and Offering Memorandum, (A) (1) neither the Company nor any of its Subsidiaries is involved in any unfair labor practice, (2) there is no unfair labor practice complaint pending or, to the Company's best knowledge, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company's best knowledge, threatened against the Company or any of its Subsidiaries, (3) there is no strike, labor dispute, slowdown or stoppage pending or, to the Company's best knowledge, threatened against the Company or any of its Subsidiaries and (4) no outstanding dispute with any union representing the employees of the Company or any of its Subsidiaries exists with respect to representation of the employees of the Company or any of its Subsidiaries and, to the best knowledge of the respective managements of the Company or any of its Subsidiaries, no union organizing activities are taking place other than activities by unions disclosed in the Preliminary Offering Memorandum and the Offering Memorandum as currently representing the Company or any of its Subsidiaries, and (B) there has been no violation of any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees, of any applicable wage or hour laws, nor any provisions of ERISA or the rules and regulations promulgated thereunder except any violation that may exist in connection with any case disclosed in the Preliminary Offering Memorandum or the Offering Memorandum and which violation, if any, will not result in a Material Adverse Effect.

           (gg) Except as disclosed in the Preliminary Offering Memorandum and Offering Memorandum, there are no business relationships or related party transactions which, if subject to Item 404 of Regulation S-K under the Act, would be required to be disclosed therein.

           (hh) To the best knowledge of each of the Company and its Subsidiaries, each of the Company and its Subsidiaries has obtained all permits, licenses and other authorizations that are required under, and is otherwise in compliance with, all environmental laws, including but not limited to the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. (S) 6901 et
     seq.), Safe Drinking Water Act (21 U.S.C. (S) 349, 42 U.S.C. (S)(S) 201,
     300f), Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), Clean Air Act (42 U.S.C. (S) 7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S) 9601 et seq.), other appropriate California laws and any other laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes or under any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder (collectively, the "Environmental Laws"), except as otherwise set forth in the Preliminary
     ------------------
     Offering Memorandum or the Offering Memorandum or to the extent failure to have any such permit, license or authorization, individually or in the aggregate, does not have a Material Adverse Effect. Except as described in the Offering Memorandum, each of the Company and its Subsidiaries is in compliance with all terms and conditions of any required permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws, except to the extent failure to comply would not have a Material Adverse Effect.

           (ii) To the best knowledge of each of the Company and its Subsidiaries, (1) there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans relating to the business as presently being conducted by the Company or its Subsidiaries that interfere with or prevent compliance or continued compliance with the Environmental Laws, or which would be reasonably likely to give rise to any legal liability (whether statutory or common law) or otherwise would be reasonably likely to form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study, investigation, remediation or cleanup based on or related to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release into the workplace, the community or the environment of any pollutant, contaminant, chemical or industrial, toxic, or hazardous substance or waste, except for any liabilities or any claims, demands or other actions specified above that will not individually or in the aggregate have a Material Adverse Effect, and (2) except as previously disclosed in the Preliminary Offering Memorandum or the Offering Memorandum, no asbestos-containing material and no underground or above-ground tanks are located on property owned or leased by the Company or its Subsidiaries and none have been previously removed or filled by the Company or its Subsidiaries or, to the best of their knowledge, any predecessor of the Company or its Subsidiaries.

           (jj) None of the Company, its Subsidiaries or any of their respective "affiliates" (as defined in Rule 501(b) under the Act) or any person authorized to act on their respective behalf (excluding the Initial Purchaser, as to which no representation is made) has sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as such term is defined in the Act) of the Company in a manner which would require registration under the Act.

           (kk) The Company and its Subsidiaries own, possess or currently have the right to use the trademarks, service marks, trade names, patent rights, copyrights, licenses, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, "Intellectual Property")
                                                         ---------------------
     presently employed by them in connection with, or necessary for the conduct of, the businesses now operated by them or to be operated by them as contemplated in the Offering Memorandum, and none of the Company or its Subsidiaries has received any notice of, or is otherwise aware of, any infringement of, or conflict with, asserted rights of others with respect to the foregoing.

           (ll) The Company and its affiliates and all persons acting on their behalf (other than the Initial Purchaser, as to whom the Company makes no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Notes outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(g)(2) under the Securities Act.

           (mm) The Company is a "reporting issuer", as defined in Rule 902 under the Securities Act.

           (nn) Stater Bros. Markets has declared and paid to the Company, as a dividend (the "Dividend"), a demand promissory note in the amount of $50
                    --------
     million (the "Promissory Note").  Under the terms of the New Credit
                   ---------------
     Facility, Stater Bros. Markets will be permitted to borrow up to $50 million to pay all or a portion of the Promissory Note ("Borrowing"). The
                                                              ---------
     execution and delivery of the Promissory Note, the Dividend, any such Borrowing, the repayment of the Promissory Note, and any subsequent contribution by the Company to Stater Bros. Markets of the proceeds of such repayment will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other material agreement or instrument to which the Company or any of its Subsidiaries is a party as of the date hereof or by which the Company or any of its Subsidiaries or any of its properties is bound or affected as of the date hereof, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries.

     4.  Representations and Warranties of the Initial Purchaser.  The Initial
         -------------------------------------------------------
Purchaser represents and warrants to the Company that:

           (a) It is a Qualified Institutional Buyer with such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Notes. It is acquiring its interest in the Notes for its own account as principal for the purpose of investment and not with a view to the distribution or resale thereof, except resales in compliance with the registration requirements or exemption provisions of the Act and that neither it, nor anyone acting on its behalf, will offer the Notes so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Act.

           (b) The Initial Purchaser (1) is not acquiring the Notes with any present intention of offering or selling any of the Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction, (2) will be re-offering and reselling the Notes only to Qualified Institutional Buyers in reliance on the exemption from the registration requirements of the Act provided by Rule 144A under the Act and outside the United States in reliance on Regulation S of the Act, and (3) has used no form of general solicitation or general advertising in connection with the offer and sale of the Notes.

           (c) In connection with the Exempt Resales, the Initial Purchaser will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers. The Initial Purchaser will offer to sell the Notes only to, and will solicit offers to buy the Notes only from, persons who in purchasing such Notes will be deemed to have represented and agreed that (1) if such Eligible Purchaser is a Qualified Institutional Buyer, it is purchasing the Notes for its own account or an account with respect to which it exercises sole investment discretion and it or such accounts are Qualified Institutional Buyers, (2) such Notes have not been registered under the Act or any securities laws of any jurisdiction and that the Notes may be offered, resold, pledged or otherwise transferred only (i) to a person who the seller reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144, outside the United States to a non-U.S. person in a transaction meeting the requirements of Rule 904 under the Act, to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of the Act), that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements and, if such transfer is in an aggregate principal amount of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Act, or in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company, (iii) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, (3) such Eligible Purchaser will, and each subsequent holder will be required to, notify any purchaser of any security from it of the resale restrictions set forth in (2) above, and (4) the Notes acquired by such Eligible Purchasers in certificated form will bear the legends set forth in the preamble of this Agreement.

     The Initial Purchaser also understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Sections
                                                                     --------
6(d) and 6(e) hereof, counsel to the Company and counsel to the Initial
-------------
Purchaser, will rely upon the accuracy and truth of the foregoing representations and agreements and the Initial Purchaser hereby consents to such reliance.

     5.  Agreements of the Company. The Company agrees with the Initial
         -------------------------
Purchaser as follows:

         (a) The Company will not amend or supplement the Offering Memorandum, unless a copy thereof first shall have been submitted to the Initial Purchaser within a reasonable period of time prior thereto and the Initial Purchaser shall not have objected thereto in good faith. The Company will prepare promptly upon the Initial Purchaser's request, any amendment to the Preliminary Offering Memorandum or the Offering Memorandum that may be necessary or advisable in connection with the Exempt Resales.

         (b) The Company will advise the Initial Purchaser promptly, and will confirm such advice in writing (unless the Initial Purchaser advises the Company in each instance that such written confirmation is unnecessary) of the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or Offering Memorandum. If, prior to the completion of the placement of the Notes by the Initial Purchaser with the Eligible Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if in the reasonable opinion of the Initial Purchaser or counsel for the Initial Purchaser it is otherwise necessary to amend or supplement the Offering Memorandum or any Incorporated Document to comply with law, the Company agrees to promptly prepare (subject to Section 5(a) hereof), file with the Commission, in the case of any Incorporated Document, and furnish at its own expense to the Initial Purchaser, amendments or supplements to the Offering Memorandum and such Incorporated Document so that the statements in the Offering Memorandum and the Incorporated Documents as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

         (c) From time to time, the Company will deliver to the Initial Purchaser, without charge, as many copies of the Preliminary Offering Memorandum and Offering Memorandum or any amendment or supplement thereto as the Initial Purchaser may reasonably request. The Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum and any amendment or supplement thereto by the Initial Purchaser, both at the time of the offering or sale of the Notes and for such period of time thereafter as the Offering Memorandum may be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Initial Purchaser should be set forth in the Offering Memorandum in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Offering Memorandum to comply with law, the Company will forthwith prepare an appropriate supplement or amendment thereto, and will deliver to the Initial Purchaser, without charge, such number of copies thereof as the Initial Purchaser may reasonably request.

           (d) Prior to the Exempt Resales, and from time to time, the Company will take such action as the Initial Purchaser may reasonably request to cooperate with the Initial Purchaser and its counsel in connection with the registration or qualification of the Notes for offer and sale by the Initial Purchaser under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may reasonably designate, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary for the distribution and resale of the Notes and the Exchange Notes as contemplated by the Preliminary Offering Memorandum, the Offering Memorandum and the Operative Documents; provided, that in no event shall the Company be
                          --------
     obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes or the Exchange Notes, in any jurisdiction where it is not now so subjected.

           (e) During the five years after the date of this Agreement, the Company will furnish without charge to the Initial Purchaser, as soon as available, a copy of each report of the Company or other publicly available information that the Company shall mail or otherwise make available to the holders of common stock of the Company or shall file with the Commission and such other publicly available information concerning the Company or its Subsidiaries as the Initial Purchaser may reasonably request.

           (f) For so long as any of the Notes remain outstanding and are Transfer Restricted Securities, and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company agrees to make available to any Eligible Purchaser or beneficial owner of the Notes in connection with any sale thereof, and any prospective purchaser of such Notes from such Eligible Purchaser or beneficial owner, the information required by Rule 144A(d)(4) under the Act or any successor provision under the Act.

           (g) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company will pay all costs, expenses and fees (including fees and disbursements of the Accountants and counsel to the Company) incident to and in connection with (1) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto, (2) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of the Operative Documents, all Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the Exempt Resales (including reasonable fees and disbursements of the Initial Purchaser's counsel incurred in connection with the preparation, printing and delivery of such Blue Sky Memoranda),
     (3) the preparation, issuance and delivery by the Company of the Notes and the Exchange Notes (including, without limitation, printing and engraving thereof), (4) the qualification of the Notes and the Exchange Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of the Initial Purchaser's counsel relating to such registration or qualification), (5) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales, (6) the application for quotation of the Notes in the Private Offerings, Resales and Trading Through Automated Linkages market of the National Association of Securities Dealers, Inc. ("PORTAL"), (7) fees
                                                            ------
     and expenses of the Trustee, including fees and expenses of counsel thereto, (8) any fees charged by investment rating agencies for the rating of the Notes and (9) the performance by the Company of its other obligations under the Operative Documents.

           (h) The Company will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or the Exchange Notes. Except as permitted by the Act, the Company will not distribute any offering material in connection with the Exempt Resales.

           (i) The Company will apply the net proceeds from the sale of the Notes in accordance with the description set forth in the Preliminary Offering Memorandum and the Offering Memorandum under the caption "Use of Proceeds."

           (j) The Company will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Notes.

           (k) The Company agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate with respect to any security (as defined in the Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale to the Initial Purchaser or the Eligible Purchasers of the Notes.

           (l) The Company agrees to comply with its agreements in the Registration Rights Agreement and all agreements set forth in any representation letter of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer. The Company agrees to use its best efforts to cause the Notes to be eligible for clearance and settlement through DTC.

           (m) The Company agrees to use its best efforts, as requested by the Initial Purchaser, to enable the Initial Purchaser to effect the inclusion of the Notes in PORTAL.

           (n) If the Initial Purchaser surrenders any Note or Exchange Note to the Company or to the Trustee for any reason, the Company will pay the cost of delivering to the home office of the Initial Purchaser or to the office of the Initial Purchaser's designee from the Company or such Trustee, insured to the Initial Purchaser's satisfaction, each security issued in substitution or replacement for the surrendered security.

           (o) The Company will pay all stamp, transfer or similar taxes (other than any taxes that are based upon the Initial Purchaser's net or gross income, assets or capital) in connection with (1) the issuance, sale to the Initial Purchaser and delivery of the Notes and Exchange Notes and the execution and delivery of the Operative Documents and any other agreements and instruments contemplated thereby and (2) any modification of any of such Notes, Exchange Notes, Operative Documents or such other agreements and instruments and will hold the Initial Purchaser harmless without limitation as to time against any and all liabilities with respect to all such taxes.

           (p) The Company will pay or cause to be paid all amounts payable with respect to any Notes or Exchange Notes held by the Initial Purchaser or the Initial Purchaser's nominee (without any presentment of such Notes or Exchange Notes and without any notation of such payment being made thereon) by crediting the Initial Purchaser's or such other holder's (as the case may be) account in any bank in the United States as may be designated and specified in writing by the Initial Purchaser or such holder before 11:00 a.m. local time by federal funds bank wire transfer.

           (q) The Company will not voluntarily claim, and will resist actively any attempts to claim, the benefits of any usury laws against the holders of any Notes or any Exchange Notes.

           (r) The Company will take all reasonable actions necessary to keep the Initial Purchaser's identity confidential, and will not disclose the Initial Purchaser's identity as an investor in the Company in any public announcement, governmental filing or otherwise (other than in connection with the consummation of the transactions contemplated hereby) without the Initial Purchaser's prior written consent unless such disclosure is required by law or compelled by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company will give written notice to the Initial Purchaser describing in all reasonable detail the proposed content of such disclosure and will afford the Initial Purchaser in good faith an opportunity to suggest modifications in the form and substance of such proposed disclosure.

           (s) The Company will cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. and in the performance of any due diligence investigation by any broker-dealer participating in the sale of the Notes.

           (t) During the period from the Closing Date to one year after the Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Act) to, resell any of the Notes that have been reacquired by them, except for Notes purchased by the Company or any of such affiliates and resold in a transaction registered under the Act or exempt from such registration requirements under the Act.

           (u) The Company will take all necessary action to consummate each of the Related Transactions.

     6.    Conditions of the Obligations of the Initial Purchaser. The
           ------------------------------------------------------
obligations of the Initial Purchaser hereunder are subject to the following conditions:

           (a) Since the respective dates as of which information is given in the Preliminary Offering Memorandum and the Offering Memorandum, (1) there shall not have been a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Preliminary Offering Memorandum and the Offering Memorandum, (2) neither the Company nor any of its Subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Preliminary Offering Memorandum and the Offering Memorandum, and (3) there shall not have been any material adverse change in the capital stock or debt of the Company and Subsidiaries taken as a whole, if in the judgment of the Initial Purchaser any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Notes by the Initial Purchaser at the purchase price.

           (b) Since the respective dates as of which information is given in the Preliminary Offering Memorandum and the Offering Memorandum, there shall have been no litigation or other proceeding instituted against the Company or any of its Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would have a Material Adverse Effect.

           (c) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date, as if made at the Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

           (d) The Initial Purchaser shall have received an opinion, dated the Closing Date, satisfactory in form and substance to counsel for the Initial Purchaser, from Varner, Saleson & Dobler LLP, counsel to the Company, as to the matters set forth in Exhibit A-1, and from Gibson, Dunn & Crutcher LLP, counsel to the Company, as to the matters set forth in Exhibit A-2. In addition, the Initial Purchaser shall have received a reliance letter, dated on or prior to the Closing Date, from Gibson, Dunn & Crutcher

     LLP, counsel to the Company, with respect to the Articles of Incorporation of Stater Bros. Markets, which opinion shall be satisfactory in all respects to the Initial Purchaser.

           (e) The Initial Purchaser shall have received an opinion, dated the Closing Date, from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Initial Purchaser, with respect to the validity of the Notes and such other matters as are customarily covered in such opinions, which opinion shall be satisfactory in all respects to the Initial Purchaser.

           (f)  Concurrently with the execution and delivery of this Agreement,
     (i) E&Y shall have furnished to the Initial Purchaser a letter, dated the date of its delivery, addressed to the Initial Purchaser and in form and substance satisfactory to the Initial Purchaser, confirming that they are independent accountants with respect to the Company and with respect to the financial and other statistical and numerical information contained in the Preliminary Offering Memorandum and the Offering Memorandum and (ii) Deloitte and E&Y shall have each furnished to the Initial Purchaser a letter, dated the date of its delivery, addressed to the Initial Purchaser and in form and substance satisfactory to the Initial Purchaser, confirming that they are independent accountants with respect to Albertson's, Inc. and American Stores, respectively, and with respect to the financial and other statistical and numerical information delivered to the Company by each of Deloitte and E&Y with respect to the Acquired Properties. At the Closing Date, each of the Accountants shall have furnished to the Initial Purchaser a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date.

           (g) Concurrently with the execution and delivery of this Agreement and at the Closing Date, there shall be furnished to the Initial Purchaser an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Initial Purchaser, to the effect that:

                (1) Each signer of such certificate has carefully examined the Preliminary Offering Memorandum and the Offering Memorandum and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) in the case of the certificate delivered at the Closing Date, since the date hereof, no event has occurred as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein not untrue or misleading in any material respect.

                (2) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

                (3) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

          (h) Concurrently with the execution and delivery of this Agreement and at the Closing Date, there shall be furnished to the Initial Purchaser an accurate certificate, dated the date of its delivery, signed by the Secretary of the Company, in form and substance satisfactory to the Initial Purchaser, and attaching the Company's articles of incorporation, by-laws, resolutions, a specimen of the Notes and such other documents or records as the Initial Purchaser may reasonably request.

          (i) The Notes shall be qualified for sale in such states as the Initial Purchaser may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

          (j) The Notes shall have been duly authorized for quotation in PORTAL.

          (k) The Company shall have furnished to the Initial Purchaser such certificates, in addition to those specifically mentioned herein, as the Initial Purchaser may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Preliminary Offering Memorandum or the Offering Memorandum, as to the accuracy at the Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Initial Purchaser.

          (l) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by the Board of Governors of the Federal Reserve System or any other governmental agency as of the Closing Date that would prevent the issuance of the Notes. No injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date that would prevent the issuance of the Notes or the consummation of the Exempt Resales. The purchase of and payment for the Notes to be purchased by the Initial Purchaser shall not subject the Initial Purchaser to any penalty or, in the Initial Purchaser's reasonable judgment, other onerous conditions under or pursuant to any applicable law or governmental regulation. On the Closing Date, no action, suit or proceeding shall be pending against or, to the knowledge of the Company, affecting or threatened against, the Company or any of its Subsidiaries before any court, arbitrator or governmental body, agency or official that would interfere with or adversely affect the issuance of the Notes or in any manner draw into question the validity of this Agreement or the Notes.

          (m) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchaser not later than 9:00 a.m., New York City time, on the date one Business Day after the date of this Agreement or at such later date and time as the Initial Purchaser may approve in writing.

          (n) The Company shall have entered into the Registration Rights Agreement in form and substance acceptable to the Initial Purchaser, and the Initial Purchaser shall have received an original, duly executed by the Company, of the Registration Rights Agreement.

          (o) The Company and the Trustee shall have entered into the Indenture and the Initial Purchaser shall have received counterparts, confirmed as executed, thereof. The Notes shall have been issued.

          (p) Subsequent to the date hereof, there shall not have been any decrease in the rating of any of the Company's or any of its Subsidiaries' debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (q) The Company shall have furnished to the Initial Purchaser such further information, certificates and documents as the Initial Purchaser may reasonably request.

          (r) The following events shall have taken place at the time of the purchase of the Notes by the Initial Purchaser: (i) each of the conditions precedent to the Company's and Stater Bros. Markets' obligations under the Asset Purchase Agreement shall have been satisfied and not waived by the Company or Stater Bros. Markets, (ii) the Company and IBJ Whitehall Bank & Trust Company (the "11% Note Trustee"), as successor in interest to IBJ
                         ----------------
     Schroder Bank & Trust Company, shall have entered into the Second Supplemental Indenture in substantially the form attached as Appendix B-1 to the Offer to Purchase amending the Indenture dated as of March 8, 1994 between the Company and the 11% Note Trustee (as amended by the First Supplemental Indenture dated as of July 22, 1997 between the Company and the 11% Note Trustee) and the Initial Purchaser shall have received counterparts, confirmed as executed, thereof, (iii) the Company and US Bank National Association (the "9% Note Trustee"), as successor in interest to
                                 ---------------
     First Trust of New York National Association, shall have entered into the First Supplemental Indenture in substantially the form attached as Appendix B-2 to the Offer to Purchase amending the Indenture dated as of July 24, 1997 between the Company and the 9% Note Trustee and the Initial Purchaser shall have received counterparts, confirmed as executed, thereof, (iv) the Company shall have consummated the Tender Offer and (v) the Company and Bank of America shall have entered into the New Credit Facility.

     All opinions, certificates, letters and other documents required by this

Section 6 to be delivered by the Company will be in compliance with the
---------
provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchaser. The Company will furnish to the Initial Purchaser, without charge, such conformed copies of such opinions, certificates, letters and other documents as the Initial Purchaser shall reasonably request.

     If any of the conditions specified in this Section 6 shall not have been
                                                ---------
fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser and their counsel, this Agreement and all obligations of the Initial Purchaser hereunder may be canceled on the Closing Date by the Initial Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

     7.   Indemnification.
          ---------------

          (a) The Company will indemnify and hold harmless the Initial Purchaser, the directors, officers, employees and agents of the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum or the Preliminary Offering Memorandum or any amendment or supplement thereto or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that the Company will not be liable to the extent that
     --------  -------
     such loss, claim, liability, expense or damage arises from the sale of the Notes to any person by the Initial Purchaser and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Initial Purchaser furnished in writing to the Company by the Initial Purchaser expressly for inclusion in the Offering Memorandum or the Preliminary Offering Memorandum; and provided, further, that the Company will not be
                              --------  ------
     liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Notes to any person by the Initial Purchaser and is based on an untrue statement or omission or alleged untrue statement or omission made in the Preliminary Offering Memorandum that is corrected in the Offering Memorandum if the person asserting any such loss, claim, liability, expense or damage purchased the Notes from the Initial Purchaser in reliance upon the Preliminary Offering Memorandum but was not sent or given a copy of the Offering Memorandum at or prior to the written confirmation of the sale of such Notes to such person, unless the failure to deliver the Offering Memorandum was a result of noncompliance by the Company with Section 6(m) of this Agreement. The Company acknowledges that
                  -----------
     the statements set forth in the first sentence of the third paragraph and in the second sentence of the fourth paragraph under the heading of "Plan of Distribution" in the Preliminary Offering Memorandum and the Offering Memorandum constitute the only information furnished in writing to the Company by the Initial Purchaser expressly for inclusion therein. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

           (b) The Initial Purchaser will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company to the same extent as the foregoing indemnity from the Company to the Initial Purchaser, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Initial Purchaser furnished in writing to the Company by the Initial Purchaser expressly for use in the Offering Memorandum or the Preliminary Offering Memorandum. The Company acknowledges that the statements set forth in the first sentence of the third paragraph and in the second sentence of the fourth paragraph under the heading of "Plan of Distribution" in the Preliminary Offering Memorandum and the Offering Memorandum constitute the only information furnished in writing to the Company by the Initial Purchaser expressly for inclusion therein. This indemnity will be in addition to any liability that the Initial Purchaser might otherwise have.

           (c) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement
                ---------
     of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each
                                                         ---------
     such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party (i) will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless,
                                                              ---------
     and only to the extent that such omission results in the forfeiture of substantive rights or defenses by the indemnifying party and (ii) will not, in any event, relieve the indemnifying party from any obligation to an indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

           (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but
                        ---------
     for any reason is held to be unavailable from the Company or the Initial Purchaser, the Company and the Initial Purchaser will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Initial Purchaser, such as persons who control the Company within the meaning of the Act, officers of the Company and directors of the Company, who also may be liable for contribution) to which the Company and the Initial Purchaser may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchaser, in each case as set forth in the table on the cover page of the Offering Memorandum. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company on the one hand and the Initial Purchaser on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this
     Section 7(d) were to be determined by pro rata allocation or by any other
     ------------
     method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section
                                                                     -------
     7(d) shall be deemed to include, for purpose of this Section 7(d), any
     ---                                                  ------------
     legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Initial Purchaser
                                            ------------
     shall not be required to contribute any amount in excess of the discounts received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), any person who
                                             ------------
     controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this
     Section 7(d), will notify any such party or parties from whom contribution
     ------------
     may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for
                                 -----------
     contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

          (e)  The indemnity and contribution agreements contained in this
     Section 7 and the representations and warranties of the Company contained
     ---------
     in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Initial Purchaser, (ii) acceptance of any of the Notes and payment therefor or
     (iii) any termination of this Agreement.

     8.   Termination.  The obligations of the Initial Purchaser under this
          -----------
Agreement may be terminated at any time prior to the Closing Date by notice to the Company from the Initial Purchaser without liability on the part of the Initial Purchaser to the Company, if, prior to delivery and payment for the Notes, in the sole judgment of the Initial Purchaser, (i) any Material Adverse Effect, whether or not arising in the ordinary course of business, would, in the sole judgment of the Initial Purchaser, make the offering or the delivery of the Notes impracticable or the consummation of the Exempt Resales otherwise impracticable, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States, any outbreak or material escalation of hostilities or declaration by the United States of national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Initial Purchaser, impracticable or inadvisable to market the Notes on the terms and in the manner contemplated by the Preliminary Offering Memorandum and the Offering Memorandum.

  9.  Miscellaneous.  Notice given pursuant to any of the provisions of this
      -------------
Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered:

  (a)  to the Company:

       Stater Bros. Holdings Inc.
       21700 Barton Road
       Colton, California  92324
       Attention:  Chief Financial Officer

       with copies to:

       Varner, Saleson & Dobler LLP
       3750 University Avenue, Suite 610
       Riverside, California  92501
       Attention:  Bruce D. Varner, Esq.

       and

       Gibson, Dunn & Crutcher LLP
       333 South Grand Avenue, Suite 4800
       Los Angeles, CA  90071-3197
       Attention:  Andrew E. Bogen, Esq.

  (b)  to the Initial Purchaser:

       Banc of America Securities LLC
       231 South LaSalle Street
       Chicago, Illinois  60697
       Attention: Bruce R. Thompson

       with copies to:

       Milbank, Tweed, Hadley & McCloy LLP
       601 South Figueroa Street, 30th Floor
       Los Angeles, California  90017
       Attention:  Eric H. Schunk, Esq.

or in any case to such other address as the person to be notified may have requested in writing. Any such notice shall be effective only upon receipt. Any notice may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

  This Agreement has been and is made solely for the benefit of the Initial Purchaser, the Company and of the controlling persons, directors and officers referred to in Section 7, and their respective successors and assigns, and no
               ---------
other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Notes from the Initial Purchaser.

  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

  This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

  In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

  THE COMPANY AND THE INITIAL PURCHASER EACH HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE RELATED TRANSACTIONS CONTEMPLATED HEREBY.

  [The remainder of this page is intentionally left blank]

     Please confirm that the foregoing correctly sets forth the agreement among the Company and the Initial Purchaser.

                              Very truly yours,

                              STATER BROS. HOLDINGS INC.


                              By: /s/ Jack H. Brown
                                  --------------------------------
                                  Jack H. Brown
                                  Chairman of the Board, President
                                  and Chief Executive Officer



                              By: /s/ Bruce D. Varner
                                  --------------------------------
                                  Bruce D. Varner
                                  Secretary



Confirmed as of the date first
above mentioned:


BANC OF AMERICA SECURITIES LLC


By:  /s/ Bruce R. Thompson
     ----------------------------
     Bruce R. Thompson
     Managing Director

                                                            EXHIBIT A-1
                                                            -----------


                               Form of Opinion of
                          Varner, Saleson & Dobler LLP
                          ----------------------------

                                   [TO COME]

                                                            EXHIBIT A-2
                                                            -----------



                               Form of Opinion of
                          Gibson, Dunn & Crutcher LLP
                          ---------------------------

                                   [TO COME]